                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY

                          FOURTH AMENDMENT AND WAIVER
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

          THIS FOURTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is being executed and delivered as of May 15, 1999, by
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and among Einstein/Noah Bagel Corp., a Delaware corporation (the "Borrower"),
                                                                  --------
the financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the "Lenders", and each
                                                  -------
individually, a "Lender"), Bank of America National Trust and Savings
                 ------
Association, as the "Agent" for the Lenders (the "Agent") and General Electric
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Capital Corporation, as "Co-Agent" for the Lenders (the "Co-Agent").  Undefined
                                                         --------
capitalized terms which are used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders, the Agent and the Co-Agent are parties to that certain Amended and Restated Secured Credit Agreement dated as of November 21, 1997 (as heretofore amended and modified by that certain First Amendment and Waiver thereto dated as of March 27, 1998, that certain Consent thereto dated as of May 7, 1998, that certain Second Amendment thereto dated as of October 4, 1998, and that certain Third Amendment and Waiver thereto dated as of January 29, 1999, in each case among such parties, collectively, the "Credit
                                                                         ------
Agreement"), pursuant to which the Lenders have agreed to provide, subject to
---------
the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower; and

          WHEREAS, the Borrower has requested, and subject to the terms and conditions of this Agreement the Lenders and the Agent have agreed, (i) to waive the Borrower's compliance with its Pro Forma System Fixed Charge Coverage Ratio for its fiscal quarter ended April 18, 1999 (its first fiscal quarter of 1999) and (ii) to amend the required covenant levels for such Pro Forma System Fixed Charge Coverage Ratio for each of its remaining fiscal quarters in 1999;

          WHEREAS, as a condition, among others, to the Lenders' willingness to grant such waivers and amendments, the Lenders require certain clarifying and other modifications to the Credit Agreement, and certain supplementary Loan Documents identified, or to be identified, by the Agent in connection with its legal review of its existing Loan Documents and related agreements and instruments.

          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Lenders, the Agent, and the Co-Agent, such parties hereby agree as follows:
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          1.  Amendment to Credit Agreement.  Subject to Paragraph 3 of this
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Agreement, and effective as of the date of this Agreement, the Credit Agreement is hereby amended as follows (section and schedule references herein refer to those of the Credit Agreement):

          (a)    Section 4.18 is deleted in its entirety and replaced with the
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following provision:

               SECTION 4.18.   Real Property.  (a) The Schedule 4.18 hereto
                               -------------           -------------
     which is dated as of February 5, 1999 sets forth as of such date, a complete and accurate list of the addresses of each parcel of real property owned or leased by the Borrower or any Subsidiary, on which Schedule the Borrower has indicated by an "X" under the heading "Collateral Assignment", all real property which is leased by the Borrower or any Subsidiary (as lessee) and subject to a Collateral Assignment of Lease and, if required by the terms of the relevant lease, a Landlord's Consent, in favor of the Agent.

               (b)  Each Schedule 4.18 delivered to the Agent after February 5,
                         -------------
     1999 pursuant to Section 5.8(6) sets forth, as of the Friday immediately
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     preceding the date of delivery required by such section, a complete and accurate list of the addresses of each parcel of real property owned or leased by the Borrower or any Subsidiary, on which Schedule the Borrower has indicated (i) the county of such parcel and, if a store location, the store number, (ii) which parcels are owned and which are leased and, if owned, the names of each then current owner, and if leased, the names of the then current lessee and, if applicable, sublessor and sublessee thereof, (iii) if such property is owned by the Borrower, whether the documents, agreements and instruments required by Section 5.14(3) have been
                                                       ---------------
     theretofore delivered to the Agent, (iv) by an "X" under the heading "Collateral Assignment of Lease", whether a Collateral Assignment of Lease and Landlord's Consent (to the extent required by the relevant lease) has been theretofore executed and delivered in favor of the Agent and (v) by an "X" under the heading "Grandfathered" with respect to each leased parcel for which no Collateral Assignment of Lease has been executed and delivered and the terms of the relevant lease would require a Landlord's Consent prior to the execution and delivery of a Collateral Assignment of Lease with respect thereto, whether, despite the reasonable efforts of the Borrower or its Subsidiary, no Landlord Consent has been executed and delivered in favor of the Agent.

          (b)   The provisions of Section 5.13(1) which precede the schedule of
                                  ---------------
periods and ratios set forth therein is deleted in its entirety and replaced with the following provisions:

          (1) At the time of each incurrence, and after giving effect thereto, of Debt under this Agreement during any fiscal period set forth below (but only at such times and at no other times), demonstrate to the Agent that the ratio of (a) Senior Indebtedness outstanding immediately after such incurrence to (b) Annualized System EBITDAL for the fiscal quarter then most recently ended for which financial statements have been delivered to the Agent pursuant to Section 5.8 or for which financial statements or
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     financial results have been reported in a press release or in any of the
     Borrower's filings with the Securities and Exchange Commission, does not exceed the ratio set forth below opposite the fiscal period during which such Debt incurrence is to occur:

          (c)  Section 5.14 is amended to delete subparagraph (1) thereof in its
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entirety and to replace such subparagraph with the following subparagraph:

               (1) Deliver to the Agent, on or before August 15, 1999 with respect to each of the leased parcels of real property referenced on the Schedule 4.18 delivered to the Agent as of February 5, 1999, and
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          within ninety (90) days of the delivery of each subsequently delivered

          Schedule 4.18 pursuant to Section 5.8(6) with respect to each newly
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          leased parcel first identified on such subsequent schedule, each of the documents set forth in clause (4) below; provided, that the Agent
                                     ----------        --------
          may decline to accept such documents if in its determination a parcel is or may have been in violation of any Environmental Laws and,

          provided, further, if, prior to February 5, 1999, the Borrower or any
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          of its Subsidiaries have, despite reasonable efforts, failed to obtain a Landlord's Consent with respect to any such parcel the relevant lease for which requires such consent prior to the execution and delivery of a Collateral Assignment of Lease, then the Borrower and its Subsidiaries shall have no further obligation under this section with respect to such parcel until the renewal date of such lease at which time such parcel shall be then and thereafter treated as a newly leased parcel pursuant to this paragraph.

          (d)  Section 6.6 amended to delete in its entirety the beginning of
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such section through and including the end of clause (ii) of such section and to
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replace such deleted provisions with the following provisions:

               SECTION 6.6.   Dividends.  Do any of the following, or permit any
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     of its Subsidiaries to do any of the following: (a) declare or pay, any dividends or distributions of income to the shareholders of the Borrower or the shareholders of any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary; (b) purchase, redeem, retire, or otherwise acquire for value any of the now or hereafter outstanding capital stock or other equity interests of the Borrower or any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary; (c) make any distribution of assets to the stockholders or equity interest holders of the Borrower or any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary in cash, assets, or obligations of the Borrower or such Subsidiary; (d) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of capital stock or other units of equity of the Borrower or any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary; or (d) purchase or otherwise acquire for value any stock or other equity interests of the Borrower or any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary; except that (i) the Borrower may declare and deliver dividends and make distributions payable solely in capital stock of the Borrower and may

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     acquire equity interests of any of its Subsidiaries solely in exchange for capital stock of the Borrower, (ii) any Subsidiary of the Borrower may redeem shares of its capital stock or other units of its equity held by a shareholder or other equity holder (other than the Borrower) solely in exchange for the cancellation of Debt owed by such shareholder or other equity holder to such Subsidiary, (iii) the Borrower may purchase from any Financed Subsidiary capital stock of the Borrower required to be delivered to optionees under stock option plans of such Financed Subsidiary assumed by the Borrower for a purchase price not to exceed the exercise price of such options, such price to be payable solely by cancellation of Debt of the Financed Subsidiary to the Borrower, and (iv) any Subsidiary of the Borrower which is organized in a form which requires it to pass through its income and losses to its equity holders for Federal income tax may declare and pay dividends or income distributions in amounts not to exceed its Permitted Tax Distributions, provided, that both before and after giving
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     effect to such Permitted Tax Distribution no Default or Event of Default
     shall have occurred and be continuing.  For purposes of this Section 6.6,
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     "Permitted Tax Distribution" means, with respect to any Subsidiary for any taxable year, the maximum aggregate amount of Federal and applicable state taxes which would be payable for such taxable year by the shareholders or other equity holders of such Subsidiary with respect to income or losses of such Subsidiary calculated at the maximum Federal and applicable state income tax rates then in effect, without reference to the actual income tax returns of such shareholders or other equity holders.

          (e)  Section 6.8 is amended to delete clause (1)(c) thereof in its
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entirety and to add the word "and" immediately following clause (1)(a) thereof.
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          (f)  Section 6.8 is further amended to add the phrase "solely in
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exchange for capital stock of the Borrower" immediately following the existing phrase "Financed Franchisees, Financed Subsidiaries or Subsidiary" in such section.

          (g)  Section 6.11(2) is amended to delete clause (c)(i) of such
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section in its entirety and to replace such clause with the following provision:

     (i) or sold for fair consideration, but only with respect to capital stock, partnership units or other equity interests of Persons which are not Subsidiaries of the Borrower,

          (h)  The schedule of periods and ratios set forth in Section 7.5 is
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deleted in its entirety and replaced with the following schedule of periods and ratios:

                        Fiscal Period(s)             Covenant Level
                        ----------------             --------------
                           Q3/1998                      1.25:1.00
                           Q4/1998                      1.25:1.00
                           Q1/1999                      1.50:1.00
                           Q2/1999                      1.20:1.00

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

                        Fiscal Period(s)             Covenant Level
                        ----------------             --------------
                           Q3-Q4/1999                   1.30:1.00
                           Q1-Q4/2000                   2.00:1.00


          2.  Waiver.  Subject to Paragraph 3 of this Agreement, and effective
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as of the date of this Agreement, the Lenders hereby waive the Borrower's compliance with its Pro Forma System Fixed Charge Coverage Ratio set forth in
Section 7.5 of the Credit Agreement for its first fiscal quarter of 1999,
-----------
provided that the Borrower achieved a ratio under such section of at least
--------
1.10:1.00 for such fiscal quarter.

          3.  Effectiveness of this Agreement; Conditions Precedent.  The
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provisions of Paragraphs 1 and 2 shall be deemed to have become effective as of
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the date of this Agreement, but such effectiveness shall be expressly conditioned upon the Agent's receipt of (a) an originally-executed counterpart (or facsimile thereof) of this Agreement executed by a duly authorized officer of the Borrower and by duly authorized officers of each of the Lenders and (b) payment in full of the "Amendment Fee" referred to and defined below in Paragraph 4 below, in immediately available funds.
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          4.  Amendment Fee.  Upon the execution and delivery of this Agreement
              -------------
by the Borrower and the Lenders, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $40,000 ("Amendment Fee"), which fee shall be payable in immediately available funds and
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shall be fully-earned and nonrefundable upon such execution and delivery by the
Borrower and the Lenders.

          5.  Supplementary Loan and Collateral Documents.  The Borrower
              -------------------------------------------
understands that the Agent has engaged Sidley & Austin to conduct a legal review of the Loan Documents and Collateral Documents, including, without limitation, with respect to the perfection and priority of the Agent's Liens on the properties of the Borrower and its Subsidiaries, and that, as of the date hereof, such review has not been completed. Without limiting the generality of any similar undertakings by the Borrower or any of its Subsidiaries pursuant to the terms of the Loan Documents, the Borrower hereby agrees to, as soon as practicable following the Agent's request therefor, and in any event, within thirty (30) days thereafter (except as otherwise provided in Section 5.14(1) of
                                                             ---------------
the Credit Agreement, as amended hereby), to take such actions, and execute and deliver such agreements, documents, instruments, certificates and opinions as the Agent may reasonably request: (a) to perfect, or otherwise establish the priority of, the Agent's Liens on the Borrower's and its Subsidiaries' properties (and the Borrower's Liens on the properties of Einstein/Noah Bagel Partners, L.P.), to the extent not previously achieved, (b) to obtain such consents to and approvals of the Agent's Liens on the Collateral or other provisions of the Loan Documents as are reasonably deemed necessary or desirable by the Agent to avoid or resolve existing conflicts or violations of other agreements or instruments binding upon the Borrower or any of its Subsidiaries (in cases where such consents or approvals had not been previously obtained) and
(c) to modify the Collateral Documents (and each Lender hereby authorizes and approves such actions) to provide that the Agent's Liens on the Collateral additionally to secure, on a ratable basis the with Lenders' other claims under and with respect to the Credit Agreement

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

and other Loan Documents, any and all obligations now or hereafter owing (contingent or otherwise) by the Borrower or any of its Subsidiaries to any of the Lenders with respect to deposit, demand, disbursement and other bank accounts and any other cash management services from time to time provided to or maintained for the benefit of the Borrower or any of its Subsidiaries by any of the Lenders.

          6.  Representations, Warranties and Covenants.  (a)  The Borrower
              -----------------------------------------
hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

          (b) The Borrower hereby represents and warrants that its execution and delivery of this Agreement, and its performance hereafter of the Credit Agreement as modified by this Agreement, have been duly authorized by all necessary corporate action, do not violate any provision of its certificate of incorporation, bylaws or other charter documents, will not violate any law, regulation, court order or writ applicable to it, will not require the approval or consent of any governmental agency, and do not require the approval or consent of any third party under the terms of any contract or agreement to which the Borrower or any of its Subsidiaries is bound.

          (c) The Borrower hereby represents and warrants that, after giving effect to all of the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower contained in the Credit Agreement (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specific date) are, and will be, true and correct as of the date of the Borrower's execution hereof in all material respects as though made on and as of such date.

          7.  Reference to and Effect on Credit Agreement.   The Credit
              -------------------------------------------
Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as expressly provided in Paragraph 2 hereof, neither the
                                            -----------
execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or any Lender of any Default or Event of Default under the Credit Agreement, all of which the Agent and the Lenders hereby expressly reserve. Nothing contained herein shall require the Agent or the Lender to hereafter waive any Default or Event of Default, or to further amend any provisions of any Loan Document, whether or not similar to the waivers or amendments effected by this Agreement. The Borrower, the Lenders and the Agent agree and acknowledge that this Agreement constitutes a "Loan Document" under and as defined in the Credit Agreement.

          8.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws and decisions of the State of Illinois.

          9.  Agent's Expenses.  The Borrower hereby agrees to promptly
              ----------------
reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees, it has heretofore or hereafter incurred or incurs in connection with the

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

preparation, negotiation and execution of this Agreement and the legal review referred to in Paragraph 5 above.
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          10.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                              EINSTEIN/NOAH BAGEL CORP.

                                  /s/ Paul A. Straser
                              By: ____________________________
                                  Name:  Paul A. Straser
                                  Title: Senior Vice President


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Agent


                                  /s/ David A. Johanson
                              By: ____________________________
                                  Name:  David A. Johanson
                                  Title: Vice President


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as a Lender


                                  /s/ Michael Staunton
                              By: ____________________________
                                  Name:  Michael Staunton
                                  Title: Vice President


                              GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Co-Agent


                                  /s/ Frederick J. Maurice
                              By: ____________________________
                                  Name:  Frederick J. Maurice
                                  Title: Risk Manager


                              LASALLE NATIONAL BANK, as a Lender


                                  /s/ John C. Thurston
                              By: ____________________________
                                  Name:  John C. Thurston
                                  Title: Vice President

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